Exhibit 10.7

PATENTS PURCHASE AGREEMENT

This PATENTS PURCHASE AGREEMENT ("Agreement") is entered into on May 15, 2007 ("Effective Date") by and between CALYPSO WIRELESS, INC. with an office at 2500 NW 79th Avenue, Suite 220, Doral, Florida 33122 ("Purchaser"), and VOICE TO PHONE, INC. with a principal office located at 5328 Redwood rd, Plantation, FL 33317 ("Seller").  The parties hereby agree as follows.

1. BACKGROUND

1.1 Seller owns certain Patents and/or applications.
1.2 Seller wishes to sell its right, title and interest in such patents and applications to Purchaser.
1.3 Purchaser wishes to purchase such patents and applications.

2. DEFINITIONS

2.1 "Assignment Agreements" means the agreements assigning ownership of the Patents from the inventors and/or prior owners to Seller.
2.2 "List of Prosecution Counsel" means the names and addresses of prosecution counsel who prosecuted the Patents and who are currently handling the Patents.
2.3 "Patents" means those patents and applications listed in Exhibit A hereto.
2.4 "Clear and Transferable Title" means the Seller is the current assignee of the Patents, and has all right, title, and interest in and to the Patents, including the right to sell and assign the Patents.

3. DELIVERY AND PAYMENT

3.1 For good and valuable consideration, Purchaser shall pay Seller five million (5,000,000) free trading S-8 shares of Calypso Wireless, Inc shares traded under symbol CLYW, four million (4,000,000) of which shall be delivered within fifteen (15) days after the Effective Date of Agreement, which shall be net of any taxes and duties.  The remaining one million (1,000,000) Calypso Wireless, Inc. shares shall be delivered on or before November 1, 2007.  In the event that Purchaser fails to timely pay to Seller the payments set forth in this Agreement, Seller may elect to rescind the Assignments at any time thereafter and render the Assignments null and void.  If the Assignments have been completed, then Purchaser shall be obligated to return said Assignments to Seller.

3.2 Delivery.  At the execution of this Agreement Seller shall deliver to Purchaser an executed original of the Assignment of Patent Rights in Exhibit B hereto, the original of Letters Patents and the copy of Assignment Agreements.

3.3 All payments to Seller under this Agreement shall be made in Calypso Wireless, Inc. free trading S-8 shares.  The instrument of payment delivery shall also be in accordance with Seller's requirements.  Any and all amounts payable by Purchaser to Seller hereunder are exclusive of and shall be made free and clear of and without the withholding of or deduction for or on account of any present or future taxes, duties, levies, imposts, or other governmental charges.  If Purchaser is required by law or a governmental body charged with the administration thereof to withhold or deduct any amounts from or in respect of any amount payable by Purchaser to Seller, then the amount payable shall be increased to such amount which, after making all required withholdings or deductions, is equal to the amount payable had no such withholdings or deductions been required.  In the event Purchaser is delisted by the Securities and Exchange Commission (SEC) or the company files for bankruptcy in any court with jurisdiction over the company or is forced to relinquish its assets to a creditor, the Patents herein assigned shall immediately return to Seller and Seller shall be compensated in the amount of three million US dollars ($3,000,000).

4. TRANSFER OF PATENTS

4.1 Patent Assignment.  Upon receipt of the payment described in Section 3.1, Seller hereby sells, assigns, transfers and conveys to Purchaser all right, title and interest it has in and to the Patents and all inventions and discoveries described therein, and all rights of Seller to collect royalties under such Patents.  Until such time as payments are completed in full, Seller shall reserve the right to demand return of the Assignments.

4.2 Assignment of Causes of Action.  Seller hereby sells, assigns, transfers and conveys to Purchaser all right, title and interest it has in and to all causes of action and enforcement rights, whether currently pending, filed, or otherwise, for the Patents, including without limitation all rights to pursuer damages, injunctive relief and other remedies for past, current and future infringement of the Patents.

5. ADDITIONAL OBLIGATIONS

5.1 Purchaser grants to Seller and irrevocable, royalty-free, fully paid, perpetual, worldwide, non-transferable, non-exclusive license, under the Patents to use the Patents to perform research and development work.

5.2 Further Cooperation.  At the reasonable request of Purchaser, Seller shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby, including without limitation execution, acknowledgment and recordation of other such papers, and using best efforts to obtain the same from the respective inventors, as necessary or desirable for fully perfecting and conveying unto Purchaser the benefit of the transactions contemplated hereby.  However, Purchaser shall reimburse Seller for any reasonable expenses, including out-of-pocket expenses and remuneration of Seller's employees at Seller's normal commercial rates.

5.3 Transfer Recordation Process and Fees.  Seller shall be responsible for conducting the Patent transfer recordation process as required by the U.S. PTO and all costs associated therewith.  As from the Effective Date, Purchaser shall bear all maintenance fees, annuities, registration fees and the like due on the Patents.

5.4 Invalidation.  The parties agree that in the event of invalidation of any or all of the Patents or some claims of Patents, Purchaser's obligation described in Section 3.1 shall remain intact.

Payments received by Seller shall not be returned to Purchaser and Seller shall not be liable for such termination, or invalidation.

6. TERMINATION

6.1 Any party may elect to terminate this Agreement if the other party fails to perform any material term or condition of this Agreement, and such failure has not been cured within ten(10) days following written notice of such failure by the terminating party to the other party.

7. REPRESENTATIONS AND WARRANTIES

7.1 SELLER REPRESENTS AND WARRANTS TO PURCHASER THAT SELLER HAS THE FULL RIGHT (INCLUDING CLEAR AND TRANSFERABLE TITLE) TO CONVEY THE PATENTS AS HEREIN EXPRESSED AND THAT, TO THE BEST OF ITS KNOWLEDGE, THE RIGHTS, PROPERTIES AND PRIVILEGES HEREIN SOLD AND CONVEYED ARE FREE  AND CLEAR OF ANY EINCUMBRANCE.  PURCHASE ACKNOWLEDGES AND AGREES IT IS AWARE OF THE TECHNICAL FEATURES OF THE PATENTS, AND INVENTIONS DESCRIBED OR CLAIMED THEREIN.  THE PATENTS ARE PROVIDED ON AN "AS-IS" BASIS.  THE SELLER IS NOT LIABLE FOR THE TECHNICAL UTILITY OF THE PATENTS, OR ANY INVENTION DESCRIBED OR CLAIMED THEREIN.  THE SELLER DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, WITH REGARD TO THE PATENTS, AND INVENTIONS DESCRIBED OR CLAIMED THEREIN, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY, ENFORCEABILITY, FREEDOM FROM DEFECTS, NON-DEPENDENCY AND NON-INFRINGEMENT.

8. MISCELLANEOUS

8.1 Limitation on Consequential Damages.  NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR LOSS OF PROFITS, OR ANY SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, HOWEVER CAUSED, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.  THE PARTIES ACKNOWLEDGE THAT THESE LIMITATIONS ON POTENTIAL LIABILITIES WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.

8.2 Limitation of Liability.  EACH PARTY'S TOTAL LIABILITY UNDER THIS AGREEMENT SHALL BE THE PAYMENT OF FUNDS AS REQUIRED PURSUANT TO SECTION 3.  EXCEPT IN THE CASE OF FRAUD, SELLER'S TOTAL LIABILITY UNDER THIS AGREEMENT SHALL BE THE PURCHASE PRICE PURSUANT TO SECTION 3.  THE PARTIES ACKNOWLEDGE THAT THESE LIMITATIONS ON POTENTIAL LIABILITIES WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.

8.3 Compliance with Laws.  Notwithstanding anything contained in this Agreement to the contrary, the obligations of the parties shall be subject to all laws, present and future, of any government having jurisdiction over the parties and this transaction, and to orders, regulations, directions or requests of any such government.

8.4 Confidentiality of Terms.  The parties hereto shall keep the terms and existence of this Agreement and the identities of the parties hereto confidential and shall not now or hereafter divulge any of this information to any third party except: (a) with the prior written consent of the other party; (b) as otherwise may be required by law or legal process, including in confidence to legal and financial advisors in their capacity of advising a party in such matters; (c) during the course of litigation, so long as the disclosure of such terms and conditions are restricted in the same manner as is the confidential information of other litigating parties; or (d) in confidence to its legal counsel, accountants, banks and financing sources and their advisors solely in connection with complying with financial transaction; provided that, in (b) through (d) above, (i) the disclosing party shall use all legitimate and legal means available to minimize the disclosure to third parties, including without limitation seeking a confidential treatment request or protective order whenever appropriate or available; and (ii) the disclosing party shall provide the other party with at least ten (10) days prior written notice of such disclosure.

8.5 Governing Law.  Any claim arising under or relating to this Agreement shall be governed by the internal substantive laws of the State of Florida without regard to principles of conflict of laws.

8.6 Jurisdiction.  Each party hereby agrees to jurisdiction and venue in the courts of Miami Dade, Florida for all disputes and litigation arising under or relating to this Agreement.

8.7 Entire Agreement.  The terms and conditions of this Agreement, including its exhibits, constitutes the entire agreement between the parties with respect to the subject matter hereof, and merges and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions.  Neither of the parties shall be bound by any conditions, definitions warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein.  The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  No oral explanation or oral information by either party hereto shall alter the meaning or interpretation of this Agreement.  No amendments or modifications shall be effective unless in a writing signed by authorized representatives of both parties.  These terms and conditions will prevail notwithstanding any different, conflicting or additional terms and conditions which may appear on any purchase order, acknowledgment or other writing not expressly incorporated into this Agreement.  This Agreement may be executed in two (2) or more counterparts, all of which, taken together, shall be regarded as one and the same instrument.  The following exhibits are attached hereto and incorporated herein: Exhibit A (entitled "Patent Rights to be Assigned"); and Exhibit B (entitled "Assignment of Patent Rights").

8.8 Notices:  All notices required or permitted to be given hereunder shall be in writing, shall make reference to this Agreement, and shall be delivered by hand, or dispatched by prepaid air courier or by registered or certified airmail, postage prepaid, addressed as follows:

If to Seller

If to Purchaser
Calypso Wireless, Inc.
2500 NW 79th Avenue Suite 220
Doral, Florida 33122

Attn:  Cristian Turrini, President & CEO

Such notices shall be deemed served when received by addressee or, if delivery is not accomplished by reason of some fault of the addressee, when tendered for delivery.  Either party may give written notice of a change of address and, after notice of such change has been received, any notice or request shall thereafter be given to such party at such changed address.

8.9 Relationship of Parties. The parties hereto are independent contractors. Neither party has any express or implied right or authority to assume or create any obligations on behalf of the other or to bind the other to any contract, agreement or undertaking with any third party. Nothing in this Agreement shall be construed to create partnership, joint venture, employment or agency relationship between Seller and Purchaser.

8.10 Severability. The terms and conditions stated herein are declared to be severable. If any paragraph, provision, or clause in this Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the remainder of this Agreement shall be valid and enforceable and the parties shall use good faith to negotiate a substitute, valid and enforceable provision which most nearly effects the parties’ intent in entering into this Agreement.

8.11 Waiver. Failure by either party to enforce any term of this Agreement shall not be deemed a waiver of future enforcement of that or any other term in this Agreement or any other agreement that may be in place between the parties.

8.12 Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Neither party shall assign, transfer or otherwise alienate its rights and obligations hereunder in whole or in part, without the prior written consent of the other party.

8.13 Special Provisions Regarding Seller Rights. If this Agreement is terminated pursuant to the Default of Payment as stated in section 3.1 or due to Purchaser delisting by the SEC, by bankruptcy, liquidation or by a judgment which requires Purchaser to assign all of its rights to a Creditor, the Purchaser shall, upon demand, return the Assignment of the Patents granted herein to Seller and pay Seller an amount equal to three million US dollars (3,000,000.00).

In witness whereof, the parties have executed this Patent Purchase Agreement as of the

Effective Date: May 15, 2007

Purchaser:

Calypso Wireless, Inc.
/s/ Cristian C. Turrini
Cristian C. Turrini
President & CEO

Seller:

Voice to Phone, Inc.
/s/ Michael A. Brennan
Michael A. Brennan
President

/s/ Jack Baxter
Jack Baxter
Inventor

Exhibit B
ASSIGNMENT OF PATENT RIGHTS

For good and valuable consideration, the receipt of which is hereby acknowledged, Voice to Phone, Inc. having principal offices located at 5328 Redwood rd, Plantation, Fl. 33317, (“Assignor”), does hereby sell, assign, transfer and convey unto Calypso Wireless, Inc. a company, having an office at 2500 NW 79th Avenue Suite 220, Doral, Florida 33122 (“Assignee”) or its designees, all of the Assignor’s right, title and interest in and to the patent applications and patents listed below (collectively “Patent Rights”):

Patent No.	Patent Title	Issue Date

6839412	Audio File transmission method	2005-01-04

A computer implemented method of transmitting electronic voice messages including the steps of establishing a caller identity associated with a first telephone connection, recording a first audio clip from the first telephone connection, establishing an email target string, encapsulating the…

6385306	Audio file transmission method	2002-05-07

A method of transmitting one or more audio file attachments in an electronic message from a telephone including the steps of dialing into a predetermined telephone number, sending one or more DTMF signals on the touch telephone corresponding to a preselected email address wherein the one or…

6765996	Audio file transmission method	2004-07-20

A computer implemented method of transmitting electronic voice messages including the steps of establishing a caller identity associated with a first telephone connection, recording a first audio clip from the first telephone connection, establishing an email target string, encapsulating the…

7031439	Audio file transmission method	2006-04-18

A computer implemented method of transmitting electronic voice messages including the steps of establishing a caller identity associated with the first telephone connection, recording a first audio clip from the first telephone connection, establishing an email target string, encapsulating the…

Assignor represents and warrants to Assignee that seller has the full right (including clear and transferable title) to convey the patents as herein expressed and that, to the best of its knowledge, the rights, properties and privileges herein sold and conveyed are free and clear of any encumbrance. Assignee acknowledges and agrees it is aware of the technical features of the patents, and inventions described or claimed therein. The patents are provided on an “as-is” basis.
The Assignor is not liable for the technical utility of the patents, or any invention described or claimed therein. The Assignor disclaims all other representations and warranties, express or implied, with regard to patents, and inventions described or claimed therein, including, but not limited to, warranties of merchantability, fitness for a particular purpose, validity, enforceability, freedom from defects, non-dependency and non-infringement.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Neither party shall assign, transfer or otherwise alienate its rights and obligations hereunder in whole or in part, without the prior written consent of the other party.

IN WITNESS WHEREOF this Agreement of Patent Rights is executed at on.

ASSIGNOR
By: Voice to Phone
/s/ Michael A. Brennan
Name: Michael A. Brennan
Title: President

5/22/07
/s/ Randi Lynn Morales